Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-285707
Prospectus Supplement
(To Prospectus dated March 11, 2025)
Rocket Lab Corporation
Up to $1,000,000,000
Common Stock

We have entered into an equity distribution agreement (the “equity distribution agreement”) with BofA Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Citizens JMP Securities, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Needham & Company, LLC, Roth Capital Partners, LLC and Stifel, Nicolaus & Company, Incorporated, as our sales agents (in such capacity, the “sales agents”), the forward sellers (as defined below) and the forward purchasers (as defined below) relating to the sale of shares of our common stock, par value $0.0001 per share (“common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock from time to time through or to the sales agents, acting as our agents or principal, having an aggregate offering price of up to $1,000,000,000. As of the date of this prospectus supplement, we have sold shares of our common stock with an aggregate gross sales price of approximately $749.4 million under the sales agreement, dated as of September 15, 2025, relating to the offering of shares of our common stock having an aggregate offering price of up to $750,000,000 (the “prior sales agreement”). In connection with entering into the equity distribution agreement, we are terminating the prior sales agreement.
The equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock through the sales agents acting as sales agents or directly to the sales agents acting as principals, we also may enter into forward sale agreements under separate forward sale confirmations between us and BofA Securities, Inc., Citizens JMP Securities, LLC, Deutsche Bank Securities, Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, and Stifel, Nicolaus & Company, Incorporated or one or more of their respective affiliates or Nomura Global Financial Products, Inc. These entities, when acting in such capacity, are referred to in this prospectus supplement as “forward purchasers.” In connection with each forward sale agreement, the relevant forward purchaser (or its affiliate) will, at our request, attempt to borrow from third-party stock lenders and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares that underlie such forward sale agreement to hedge such forward sale agreement. Each of the sales agents, when acting as the agent for a forward purchaser, is referred to in this prospectus supplement as a “forward seller,” except in the case of BTIG, LLC, for which references to the forward seller refer instead to Nomura Securities International, Inc. (acting through BTIG, LLC as sales agent). Transactions contemplated by the forward sale agreements are referred to here as “forward transactions.”
In a forward transaction under one form of forward sale agreement, which we refer to as an “initially priced forward transaction,” we may enter into one or more forward sale agreements relating to one or more initially priced forward transactions (“initially priced forward sale agreements”) with a forward purchaser, pursuant to which we will receive the forward sale price under the forward sale agreement at the settlement of the initially priced forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. The initial forward sale price per share under each initially priced forward transaction will be equal to the product of (1) an amount equal to one minus the applicable forward hedge selling commission rate and (2) the adjusted volume weighted average hedge price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such initially priced forward transaction. We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the relevant forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement of the relevant initially priced forward transaction with the relevant forward purchaser on dates specified by us on or prior to the maturity date of such initially priced forward transaction. In an initially priced forward transaction, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such initially priced forward transaction and the number of shares of our common stock underlying such initially priced forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. If we elect to cash settle or net share settle an initially priced forward transaction, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.
In a separate forward transaction under another form of forward sale agreement, which we refer to as a “collared forward transaction,” we may enter into one or more forward sale agreements relating to one or more collared forward transactions (“collared forward sale agreements”) with Goldman Sachs & Co. LLC or Morgan Stanley & Co. LLC, each acting in its capacity as a forward purchaser (the “collared forward purchaser”), pursuant to which we will agree to sell to the relevant collared forward purchaser up to the number of shares of our common stock specified in the collared forward sale agreement (subject to adjustment as set forth therein) and the relevant collared forward purchaser will borrow from third-party stock lenders and sell the maximum number of shares of our common stock deliverable pursuant to the collared forward transaction (the “hedging shares”) through the related sales agent acting as statutory underwriter and a forward seller (the “collared forward seller”) over a period of time to be agreed between us and the relevant collared forward purchaser (an “initial hedging period”), all subject to the terms of the equity distribution agreement and the collared forward sale agreement. We have been advised by each collared forward purchaser that it expects that, on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares underlying the collared forward transaction, the relevant collared forward purchaser or its affiliates or agents will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each collared forward purchaser expects its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. The floor price and the cap price of the collared forward transaction will be determined upon completion of the initial hedging period for the collared forward transaction by multiplying the weighted average prices at which the relevant collared forward seller will have sold the hedging shares during the initial hedging period for the collared forward transaction (the “hedge reference price”) by the floor percentage and the cap percentage specified in the collared forward sale agreement, respectively. Each collared forward transaction will consist of a number of components equal to the number of Exchange Business Days (as defined in the relevant collared forward sale agreement) during the initial hedging period, each of which such components will correspond to a single Exchange Business Day during the initial hedging period and each of which with its own floor price and cap price. The forward sale price that we will receive with respect to any component under any collared forward transaction (the “collared forward sale price”) for each share of our common stock deliverable thereunder will be equal to an amount determined based on the volume-weighted average price, as measured under the collared forward sale agreement, of our common stock (the “settlement reference price”) on the applicable valuation date for such component, provided that the collared forward sale price will not be less than the floor price for such component and will not be more than the cap price for such component, subject to adjustment under the terms of the collared forward sale agreement (the “collared settlement amount”).
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a collared forward seller. On each prepayment date for any component of a collared forward transaction, which will be a date designated by us sometime prior to the valuation date for such component (each, a “component prepayment date”), the relevant collared forward purchaser will, upon our request, prepay to us an amount equal to (A) the present value of the product of (x) the number of shares underlying such component and (y) the floor price for such component minus (B) the product of the (x) number of shares underlying such component of the relevant collared forward transaction and (y) Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement) (such product, the “collared forward selling commission”) and (z) hedge reference price, and we will issue and pledge the maximum number of shares underlying such component. If a component prepayment date with respect to such component previously occurred, the relevant collared forward purchaser will pay to us an amount of cash equal to the product of (x) the number of shares underlying such component and (y) the excess of the collared forward sales price for such component over the floor price for such component and if a component prepayment date with respect to such component has not occurred, the relevant collared forward purchaser will pay to us an amount of cash equal to (A) the product of the (x) number of shares underlying such component and (y) the collared forward sale price for such component minus (B) the product of the (x) number of shares underlying such component of the relevant collared forward transaction, (y) Forward Hedge Selling Commission Rate and (z) hedge reference price. On each component prepayment date, we will be required to issue and pledge to the relevant collared forward purchaser the maximum number of shares underlying such component. However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive a portion of the settlement amount corresponding to the excess of the collared forward sale price over the floor price in the form of our common stock, instead of cash, with the number of shares to be calculated based on the settlement reference price on the applicable valuation date for such component, in which case we expect our obligation to deliver shares of our common stock to the relevant collared forward purchaser at such maturity will be reduced by such amount. In connection with each collared forward transaction, the relevant collared forward seller may receive, reflected in a reduced collared forward sale price payable by the relevant collared forward purchaser under the related forward sale agreement as indicated above, a commission of up to 2.0% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller, and any such commission will be deducted from the amount paid to us on each component prepayment date or settlement date, as applicable.
In the event that the relevant forward purchaser or its affiliate is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period.
The relevant forward seller is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the applicable forward transaction, the relevant forward seller will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to borrow from third-party stock lenders and sell up to the designated number of shares of our common stock during the initial hedging period. In respect of any sales during the initial hedging period by the relevant forward seller on behalf of the relevant forward purchaser, we may specify that no shares of our common stock may be sold, if the sales cannot be effected at or above the price designated by us, and we may specify other trading parameters for such sales (including volume limitations). Accordingly, any sales by the relevant forward seller may be suspended at any time, and there can be no assurance that the relevant forward seller will be able to sell any shares pursuant to the equity distribution agreement. Only one sales agent or forward seller will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by any sales agent acting on our behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by a collared forward seller on behalf of a collared forward purchaser or contemporaneous purchases of shares by such collared forward purchaser in connection with the establishment of its initial delta hedge with respect to any collared forward transaction.
Sales of shares of our common stock under this prospectus supplement and the accompanying prospectus, if any, may be made by any method permitted by law, including without limitation by means of ordinary brokers’ transactions on The Nasdaq Capital Market (“Nasdaq”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The sales agents are not required to sell any specific number or dollar amount of shares of our common stock. The sales agents have agreed to use their commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay each of the sales agents a commission not to exceed 2.0 % of the sales price per share of shares sold through it as agent under the equity distribution agreement. The net proceeds that we will receive from such sales will be the gross proceeds from such sales less the commissions and any other costs that we may incur in issuing the shares. See “Use of Proceeds” in this prospectus supplement for further information. In connection with each initially priced forward transaction, the relevant forward seller will receive a commission not to exceed 2.0% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable hedge period by it as a forward seller, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement. In respect of a collared forward transaction, if such a commission is payable, it will be deducted from the proceeds we receive on any component prepayment date or settlement date, as applicable.
In connection with the sale of shares of our common stock on our behalf, each of the sales agents and forward sellers will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (“Securities Act”).. The compensation of the sales agents and the forward sellers will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution (Conflicts of Interest)” for additional information regarding compensation to be paid to the sales agents.
Our common stock is traded on The Nasdaq Capital Market under the symbol “RKLB”. On March 16, 2026, the last reported sale price of our common stock was $71.31 per share.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

(listed in alphabetical order)
BofA Securities	BTIG	Cantor
Citizens Capital Markets	Deutsche Bank	Goldman Sachs & Co. LLC
KeyBanc Capital Markets	Morgan Stanley	Needham & Company
Roth Capital Partners		Stifel

The date of this prospectus supplement is March 17, 2026.

Prospectus Supplement
Prospectus
Neither we nor any of the sales agents, the forward sellers or the forward purchasers (or any of their affiliates) have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor any of the sales agents, the forward sellers or the forward purchasers (or any of their affiliates) take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We and each of the sales agents, the forward sellers and the forward purchasers are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.
S-i

You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
On March 11, 2025, Rocket Lab USA, Inc., a Delaware corporation, our predecessor, filed with the SEC an automatic registration statement on Form S-3ASR (File No. 333-285707) (the “Automatic Shelf Registration Statement”) utilizing a shelf registration process relating to certain securities that may be offered by us, including the securities described in this prospectus supplement, which became effective automatically upon filing. On May 27, 2025, we filed Amendment No. 1 to the Automatic Shelf Registration Statement pursuant to Rule 414 under the Securities Act, to adopt the Automatic Shelf Registration Statement of Rocket Lab USA, Inc. following the Holding Company Reorganization (as defined below), which amendment became effective automatically upon filing. Unless the context otherwise indicates, references in this prospectus supplement to “Rocket Lab”, “we,” “our” and “us” refer, collectively, to Rocket Lab Corporation, a Delaware corporation, and its consolidated subsidiaries, and prior to the Holding Company Reorganization (defined below), to our predecessor Rocket Lab USA, Inc. and its consolidated subsidiaries.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process.
The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the SEC. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. Any statement modified or superseded by a statement made in a subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus supplement will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. For further information, we refer you to our Registration Statement, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the Registration Statement, you should refer to that agreement or document for its complete contents.
Neither we nor any of the sales agents, the forward sellers or the forward purchasers have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. Neither we nor any of the sales agents, the forward sellers or the forward purchasers take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements relating to the expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements in this report may include, for example, statements about:
•Our ability to effectively manage future growth and achieve operational efficiencies;
•any inability of us to operate our Electron Launch Vehicle (“Electron”) at its anticipated launch rate, including due to any government action related to launch failure and our ability to operate, could adversely impact our business, financial condition and results of operations;
•our inability to develop our Neutron Launch Vehicle (“Neutron”) or significant delays in developing Neutron could adversely impact our business, financial condition and results of operations;
•success in retaining or recruiting, or changes required in, officers, key employees or directors, and our ability to attract and retain key personnel, including Sir Peter Beck, our President, Chief Executive Officer and Chairman;
•our inability to utilize our launch pads at our private launch complex in Mahia, New Zealand or at NASA’s Wallops Flight Facility, at Wallops Island, Virginia with sufficient frequency to support our launch cadence and future related revenue growth expectations could adversely impact our business, financial condition and results of operations;
•our spacecraft, space systems or space system components failing to operate as intended could have a material adverse effect on our business, financial condition and results of operations;
•changes in the competitive and highly regulated industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in our capital structure;
•changes in governmental policies, priorities, regulations, mandates or funding for programs in which we or our customers participate, which could negatively impact our business;
•changes in trade policies, including tariffs;
•loss of, or default by, one or more of our key customers or inability of customers to fund contractual commitments, which could result in a decline in future revenues, cancellation of contracted launches or space systems orders or termination or default of existing agreements;
•the inability to comply with, and costs associated with complying, any applicable regulations, and specifically, United States (“U.S.”) government contract regulations, which could result in loss of contract opportunities, contract modifications or termination, assessment of penalties and fines, and suspension or debarment from U.S. government contracting or subcontracting;
•defects in or failure of our products to operate in the expected manner, including any launch failure, which could result in a loss of revenue, impact our business, prospects and profitability, increase our insurance rates and damage our reputation and ability to obtain future customers;

•inability or failure to protect intellectual property;
•disruptions in the supply of key raw materials or components used to produce our products or increases in prices of raw materials, including restrictions on our ability to obtain rare earth minerals;
•the ability to implement our business plans, forecasts and other expectations, including the integration of recently acquired businesses, and to identify and realize additional opportunities;
•the diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions;
•our inability to effectively integrate or benefit from recently purchased assets or businesses;
•global inflation and interest rates;
•impacts of the war in Ukraine or other global conflicts;
•fluctuations in foreign exchange rates;
•the risk of downturns in government and commercial launch services and spacecraft industries;
•our ability to anticipate changes in the markets for rocket launch services, mission services, spacecraft and spacecraft components;
•the inability or failure to comply with contractual requirements or covenants;
•failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;
•any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks; and
•other factors detailed under the section of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein titled “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by a global crises and/or any response to such a crisis and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. It is not possible to predict or identify all such risks.
The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based on information available to us at the time of such filing and current expectations, forecasts, assumptions and beliefs concerning future developments and their potential effects, and involve a number of judgments, risks and uncertainties. There can be no assurance that future developments affecting us will be those that we have anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. It does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and documents incorporated herein and therein, including the factors described or referred to under the heading “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.
Overview
Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, spacecraft design services, spacecraft components, spacecraft manufacturing and other spacecraft and on-orbit management solutions that make it faster, easier and more affordable to access space.
While our business has historically been centered on the manufacture of small-class launch vehicles and the related sale of launch services, we are currently innovating in the areas of medium-class launch vehicle and launch services, space systems design and manufacturing, on-orbit management solutions, and space data applications. Each of these initiatives addresses a critical component of the end-to-end solution and our value proposition for the space economy:
•Launch Services is the design, manufacture, and launch of orbital rockets to deploy payloads to various Earth orbits and interplanetary destinations.
•Space Systems is the design and manufacture of spacecraft, spacecraft components and spacecraft program management services, space data applications, mission operations and optical systems.
Electron is our orbital small launch vehicle that was designed from the ground up to accommodate a high launch rate business model to meet the growing and dynamic needs of our customers for small launch services. Since its maiden launch in 2017, Electron has become the leading small spacecraft launch vehicle delivering over 200 spacecraft to orbit for government and commercial customers across 75 successful missions through December 31, 2025. In 2025, Electron was the second most frequently launched orbital rocket. Our launch services program has seen us develop many industry-leading innovations, including 3D printed electric turbo-pump rocket engines, fully carbon composite first stage fuel tanks, a private orbital launch complex, a rocket stage that can be configured to convert into a highly capable spacecraft on orbit, and the potential ability to successfully recover a stage from space, providing a path to reusability.
In March 2021, we announced plans to develop our reusable-ready medium-capacity Neutron launch vehicle that will increase the payload capacity of our space launch vehicles to approximately 13,000 kg for reusable configuration launches to low Earth orbit and support lighter payloads for higher orbits. Neutron will be tailored for commercial and U.S. government constellation launches and ultimately configurable for and capable of human space flight, enabling us to provide crew and cargo resupply to space stations. Neutron will also provide a dedicated service to orbit for larger civil, defense and commercial payloads that need a high level of schedule control and high-flight cadence. We expect to be able to leverage Electron’s flight heritage across various vehicle subsystems designs, launch complexes and ground station infrastructure.
Our space systems initiatives are supported by the design and manufacture of our spacecraft family along with a range of components, software and services for spacecraft, including reaction wheels, star trackers, radios, separation systems, solar solutions, command and control spacecraft software, high voltage space grade battery solutions, optical solutions and additional products in development to serve a wide variety of sub-system functions. We entered this market with our acquisition of leading spacecraft components manufacturer Sinclair Interplanetary, and have since expanded our market participation with the acquisitions of Planetary Systems Corporation, SolAero Technologies Corp., Advanced Solutions, Incorporated and GEOST LLC. Each of these strategic acquisitions brought incremental vertically-integrated capabilities for our own spacecraft family and also enabled Rocket Lab to deliver high-volume manufacturing of critical spacecraft components and software solutions at scale prices to the broader spacecraft merchant market. Our spacecraft family, which are configurable for a range of low Earth orbit, medium Earth orbit, geosynchronous orbit and interplanetary missions enable us to offer an end-to-end mission solution encompassing launch, full spacecraft manufacturing, ground services, mission operations and optical systems to provide customers with streamlined access to orbit with Rocket Lab as a single mission partner.
Recent Developments
Space Development Agency Tracking Layer Tranche 3
On December 17, 2025, we entered into an agreement with the Space Development Agency (“SDA”) to design, manufacture and provide operations and sustainment for 18 satellites for the Tracking Layer Tranche 3 program under the Proliferated Warfighter Space Architecture. The contract with SDA has a total potential value of $816 million, which includes a base amount of $806 million and options totaling $10 million. Work under the agreement will begin immediately with final delivery of the satellites for launch expected in 2029.
Neutron Update
We continue to make significant progress in the development of the Neutron launch vehicle. Neutron qualification testing of flight hardware from large structures through to component level systems is ongoing. Several major vehicle structures have completed successful qualification and are moving into final integration and test phase, including the fairing, second stage, and thrust structure. An unanticipated failure during qualification testing of the first stage tank occurred in January 2026 and this has impacted the expected timing of Neutron’s first launch.
Based on our evaluation of necessary time to produce a new tank and complete robust testing of the tank as well as the Archimedes engine, and qualification of remaining systems and hardware, Neutron’s first launch is now targeted for Q4 2026. However, risk and uncertainty remains in the complex development cycle of a new launch vehicle which could impact our current best estimate of a targeted timeline for first launch.
Corporate Information
Our predecessor entity, Rocket Lab USA, Inc., completed a merger with Vector Acquisition Corporation (“Vector”) on August 25, 2021 (the “Business Combination”), in conjunction with which Vector changed its name to Rocket Lab USA, Inc. (“Rocket Lab USA”). On May 23, 2025, Rocket Lab USA implemented a holding company reorganization in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the “Holding Company Reorganization”) pursuant to the Agreement and Plan of Merger, dated as of May 23, 2025 (the “Merger Agreement”), by and among Rocket Lab USA, Rocket Lab Corporation and Rocket Lab Merger Sub, Inc., a newly-formed Delaware corporation (“Merger Sub”). Pursuant to the Holding Company Reorganization, Rocket Lab USA merged with and into Merger Sub, a direct wholly owned subsidiary of Rocket Lab Corporation and an indirect wholly owned subsidiary of Rocket Lab USA, with Rocket Lab USA surviving as a direct wholly owned subsidiary of Rocket Lab Corporation. At the Effective Time (as defined in the Merger Agreement), (i) the separate existence of Merger Sub ceased, (ii) each share of Rocket Lab USA common stock, par value $0.0001 per share (“Rocket Lab USA Common Stock”), issued and outstanding immediately prior to the Effective Time, was automatically converted into one share of Rocket Lab Corporation common stock, par value $0.0001 per share, having the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions as a share of Rocket Lab USA Common Stock immediately prior to consummation of the Holding Company Reorganization and (iii) each share of Rocket Lab USA Series A Convertible Participating Preferred Stock, par value $0.0001 per share (“Rocket Lab USA Preferred Stock”), issued and outstanding immediately prior to the Effective Time was automatically converted into one share of Rocket Lab Corporation Series A Convertible Participating Preferred Stock, par value $0.0001 per share, having the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions as a share of Rocket Lab USA Preferred Stock immediately prior to consummation of the Holding Company Reorganization.
Our corporate headquarters are located at 3881 McGowen Street, Long Beach, California 90808, and our telephone number is (714) 465-5737. Our website is located at www.rocketlabcorp.com. Information contained on or accessible through our website is not a part of or incorporated by reference into this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING
The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus titled “Description of Securities.”

Issuer	Rocket Lab Corporation

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $1,000,000,000.

Manner of Offering
“At the market offering” that may be made from time to time through our sales agents or as principal, and borrowed shares of common stock that may be offered and sold by the forward purchasers through the forward sellers. See “Plan of Distribution (Conflicts of Interest)”.

Use of Proceeds
We currently intend to use the net proceeds from this offering, after deducting commissions and offering expenses payable by us, to fund future growth, including potential future acquisitions, and for general corporate and working capital purposes.
We will not initially receive any proceeds from the sale by the forward sellers, as agents for the forward purchasers, of borrowed shares of our common stock as a hedge of any forward transaction. We intend to use any cash proceeds that we receive upon physical settlement of any forward transaction, upon cash settlement of an initially priced forward transaction, if we elect cash settlement, or upon any prepayment of any collared forward transaction for the purposes provided in the immediately preceding paragraph. See “Use of Proceeds.”

Risk Factors
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” in this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Conflicts of Interest
Because the sales agents and/or forward sellers or their respective affiliates, acting as forward purchasers, may receive more than 5% of the net proceeds of the offering of the hedging shares, each forward purchaser is deemed to have a “conflict of interest” under Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

Clear Market
If we enter into any collared forward transaction, the collared forward transaction may limit our ability to conduct certain transactions related to our common stock, as described in more details in “Forward Transactions—Collared Forward Transactions—Clear Market.”

Accounting Treatment
Before the issuance of shares of our common stock, if any, upon settlement of any forward transaction, we expect that the shares issuable upon settlement of the forward transaction will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward transaction over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the lowest forward sale price during the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable forward sale price. However, delivery of our shares to the relevant forward purchaser on any physical settlement or net share settlement of a forward transaction would result in dilution to our earnings per share.

Nasdaq Capital Market Symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “RKLB.”

RISK FACTORS
Before you invest in shares of our common stock, in addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully read and consider the risk factors described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.
In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements” in this prospectus supplement.
Risks Related to This Offering
We will have broad discretion in the use of the net proceeds from this offering and the cash proceeds we receive from the forward transactions and may not use them effectively.
We currently intend to use the net proceeds of this offering and any cash proceeds that we receive from the forward transactions to fund future growth, including potential future acquisitions, and for general corporate and working capital purposes, as further described in the section of this prospectus supplement titled “Use of Proceeds.” We will have broad discretion in the application of such proceeds and investors will be relying on the judgment of our management regarding the application of such proceeds, including with respect to potential future acquisitions. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Additionally, any future acquisitions for which we may use these funds may not prove to be successful or effective in achieving management’s objectives. Pending their use, we may invest such proceeds in short-term, interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.
This offering and future issuances of our common stock could be dilutive to our earnings per share.
The issuance and sale by us through the sales agents acting as sales agents or directly to the sales agents acting as principals of any shares of our common stock in this offering, the receipt of the net proceeds therefrom and the use of those net proceeds could have a dilutive effect on our earnings per share. Before the issuance of shares of our common stock, if any, upon settlement of any forward transaction, we expect that the shares issuable upon settlement of the forward transaction will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward transaction over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the lowest forward sale price during the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable forward sale price. However, delivery of our shares to the relevant forward purchaser on any physical settlement or net share settlement of a forward transaction would result in dilution to our earnings per share. Additional issuances of our common stock could also be dilutive to our earnings per share. The issuance or sale by us of our common stock, including the sale by us or by the forward sellers of shares in this offering, could also adversely affect the trading price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, if we are unable to apply any net proceeds we may receive from this offering and any cash proceeds that we receive from the forward transactions or from other issuances or sales of our common stock to make investments that generate sufficient revenues to offset the dilutive impact of the issuance by us of shares of our common stock in this offering or pursuant to the forward transactions or from any other such issuances of our common stock, there will be further dilution of our earnings per share.

We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our common stock.
We currently anticipate that we will retain future earnings, if any, for use in our business operations. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time. For example, in connection with the Direct Funding Agreement with the United States Department of Commerce, we are currently restricted from buying back outstanding shares of our capital stock without obtaining prior approval and from paying dividends. If we do not pay dividends, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment.
The actual number of shares of common stock we will issue under the equity distribution agreement and under any forward transaction, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement, the forward sale agreements (if applicable) and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents, including when acting in their capacities as forward sellers, at any time throughout the term of the equity distribution agreement. The per share price of the shares of common stock that are sold by the sales agents after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and trading parameters we set with the sales agents. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales or initial hedging period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately sold or issued.
The common stock offered hereby may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.
Sales of our common stock in this offering and the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.
Any forward transactions or other transactions effected by the forward purchasers, the forward sellers and/or their affiliates to establish, modify or, in some cases, unwind the forward purchasers’ hedge positions in connection with the forward transactions may have a positive, negative or neutral impact on the market price of shares of our common stock.
If we enter into any forward transactions during the term of the equity distribution agreement, we have been advised that the forward purchasers intend to establish their hedge positions in respect of the forward transactions by borrowing from third-party stock lenders and selling the maximum number of shares of our common stock underlying the particular forward transaction. The establishment of these hedge positions could have the effect of decreasing, or limiting an increase in, the market price of shares of our common stock.
We have also been advised by each collared forward purchaser that it expects that, on the same days during the initial hedging period for any collared forward transaction when the relevant collared forward seller (or its affiliates) is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the particular collared forward transaction, the relevant collared forward purchaser or its affiliates or agents will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each collared forward purchaser expects its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of our common stock.
The floor price and the cap price of each collared forward transaction will be determined upon completion of the initial hedging period for such collared forward transaction based on the prices obtained in connection with sales of the hedging shares by the relevant collared forward seller during the initial hedging period, and as such will be subject to market risk during that time. The floor price is intended to mitigate the downside risk of any potential decline in the settlement reference price below the floor price during the relevant valuation date, but the cap price would also limit the potential upside benefit to the extent the settlement reference price were to exceed the cap price during the valuation date. See “Forward Transactions.”
In addition, we have been advised by each collared forward purchaser that it expects to dynamically modify its hedge positions for its own account by it (or its affiliates and/or agents) buying or selling shares of our common stock or engaging in derivatives or other transactions with respect to shares of our common stock from time to time during the term of a particular collared forward transaction, including on each valuation date for such collared forward transaction. The purchases and sales of shares of our common stock or other hedging transactions by the relevant collared forward purchaser to dynamically modify its hedge positions from time to time during the term of a collared forward transaction may variously have a positive, negative or neutral impact on the market price of shares of our common stock, depending on market conditions at such times, and may occur at a time when we may be engaged in a distribution of shares of our common stock to the public.
On each component prepayment date of a collared forward transaction, the relevant collared forward purchaser will, upon our request, prepay to us an amount equal to (A) the present value of the product of the (x) number of shares underlying such component, and (y) floor price for such component minus (B) the product of the (x) number of shares underlying such component, (y) collared forward selling commission and (z) and hedge reference price, and we will issue and pledge the maximum number of shares underlying such component. If a component prepayment date with respect to such component previously occurred, the relevant collared forward purchaser will pay to us an amount of cash equal to the product of (x) the number of shares underlying such component and (y) the excess of the collared forward sale price for such component over the floor price for such component and if a component prepayment date with respect to such component has not occurred, the relevant collared forward purchaser will pay to us an amount of cash equal to (A) the product of the (x) number of shares underlying such component and (y) the collared forward sale price for such component minus (B) the product of the (x) number of shares underlying such component of the relevant collared forward transaction, (y) Forward Hedge Selling Commission Rate and (z) hedge reference price. On each component prepayment date, we will be required to issue and pledge to the relevant collared forward purchaser the maximum number of shares underlying such component. However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive a portion of the settlement amount corresponding to the excess of the collared forward sale price over the floor price in the form of our common stock, instead of cash, with the number of shares to be calculated based on the settlement reference price on the applicable valuation date for such component, in which case we expect our obligation to deliver shares of our common stock to the relevant collared forward purchaser at such maturity will be reduced by such amount. The sales and purchases of, and other hedge unwind transactions with respect to, our common stock by the relevant collared forward purchaser (or its affiliates or agents) on any valuation date in connection with settlement of any collared forward transaction may variously have a positive, negative or neutral impact on the market price of shares of our common stock, depending on market conditions at such times.
The amounts upon prepayment of and upon settlement of any collared forward transaction that we may receive cannot be determined in advance. The aggregate prepayment amount for such collared forward transaction will not be determined until all of the floor prices have been determined at completion of the initial hedging period for such collared forward transaction. The aggregate collared settlement amount for such collared forward transaction will not be determined until the end of all valuation dates for such collared forward transaction and will therefore be subject to market risk during such valuation dates for such collared forward transaction, subject to the floor price and cap price.

Settlement provisions contained in the initially priced forward sale agreements subject us to certain risks.
Under the initially priced forward sale agreements, the relevant forward purchaser may have the right to elect an early termination date an initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such initially forward priced forward transaction on a date specified by the forward purchaser if:
•in the commercially reasonable judgment of the forward purchaser, it or its affiliate is unable to hedge its exposure under such initially priced forward transaction because insufficient shares of our common stock are made available for borrowing by third-party stock lenders or it or its affiliate would incur a stock borrowing cost in excess of a specified threshold;
•we declare any dividend, issue or distribution on shares of our common stock (i) payable in cash in excess of a specified amount (other than an extraordinary dividend), (ii) that constitutes an extraordinary dividend under the initially priced forward transaction, (iii) payable in securities of another company acquired or owned by us as a result of a spin-off or other similar transaction, or (iv) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price;
•certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded;
•an event is announced that, if consummated, would result in a specified extraordinary event (including, among other things, certain mergers and tender offers, as well as certain events involving our nationalization, a delisting of our common stock or a change in law); or
•certain events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into the initially priced forward transaction, our bankruptcy or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, the initially priced forward transaction to be unlawful (each as more fully described in the applicable forward sale agreement).
A forward purchaser’s decision to exercise its right to elect an early termination date and cause the early settlement of any initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular initially priced forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain insolvency filings relating to us, the particular initially priced forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to such initially priced forward sale agreement.
We expect that any initially priced forward transaction will settle by the settlement date specified in the related initially priced forward sale agreement. However, such initially priced forward transaction may be settled earlier in whole or in part at our option, subject to the satisfaction of certain conditions. The applicable initially priced forward transaction will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such initially priced forward transaction, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of such initially priced forward transaction, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular initially priced forward transaction, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock in secondary market transactions over an unwind period as necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third-party stock lenders in connection with their related sales of shares of our common stock (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of our common stock to us to the extent required in settlement of such initially priced forward transaction. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price per share of our common stock over such time, thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash such forward purchaser would owe us) upon a cash settlement of such initially priced forward transaction or increasing the number of shares of our common stock we would deliver to such forward purchaser (or decreasing the number of shares of our common stock such forward purchaser would deliver to us) upon net share settlement of such initially priced forward transaction.
The forward sale price that we expect to receive upon physical settlement of an initially priced forward transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased on certain dates by amounts related to expected dividends, if any, on shares of our common stock during the term of the applicable initially priced forward sale agreement. If the overnight bank funding rate is less than the spread for a particular initially priced forward transaction on any day, the interest rate factor will result in a reduction of the applicable forward sale price for such day. If the market value of shares of our common stock during the relevant unwind period under a particular initially priced forward transaction is above the related forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under the relevant initially priced forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment under such initially priced forward transaction. If the market value of shares of our common stock during the relevant unwind period under a particular initially priced forward transaction is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by a forward purchaser under the applicable initially priced forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference.
We are limited to physical settlement for a substantial portion of the collared forward transaction.
We expect that settlement of any collared forward transaction generally will occur on or before the settlement dates specified in the applicable collared forward sale agreement. We also expect that each collared forward transaction will be physically settled by delivery of shares of our common stock. Upon physical settlement of such collared forward transaction, delivery of shares of our common stock in connection with such physical settlement would result in dilution to our earnings per share and return on equity.
At maturity of a collared forward transaction, we will be obligated to physically settle the by delivery of the number of shares of our common stock underlying such collared forward transaction against payment therefor. Consequently, we will not be able to avoid settling a collared forward transaction by issuing shares of our common stock against payment therefor at the time of settlement even if we do not have a need for capital at that time.
Notwithstanding the general requirement that we physically settle each collared forward transaction, we may, subject to certain conditions, elect to net share settle a portion of such collared forward transaction corresponding to the excess of the collared forward sale price over the floor price.
Under the collared forward sale agreements, the relevant collared forward purchaser will have the right to terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the event giving rise to the termination right) at any time prior to maturity and require us to physically settle the collared forward transaction on a date specified by the relevant collared forward purchaser under certain conditions or upon the occurrence of certain events, irrespective of our interests, including our need for capital, as set forth in the applicable collared forward sale agreement. The relevant collared forward purchaser also may terminate a collared forward transaction at any time prior to maturity and require us to physically settle the collared forward transaction upon the declaration by us of any dividend or distribution on shares of our common stock which are greater than, later than or in addition to the expected dividends, if any, as of the trade date of the collared forward transaction.

Early termination provisions contained in the collared forward sale agreements subject us to certain risks.
Although we may settle a collared forward transaction only on the scheduled maturity dates thereof and may not terminate any collared forward transaction early, the relevant collared forward purchaser may terminate a collared forward transaction early upon the occurrence of certain events to be specified in the collared forward sale agreement for such collared forward transaction, including, among other things:
•certain mergers, certain events involving our nationalization or insolvency, a delisting of shares of our common stock and a change in law;
•such collared forward purchaser or its affiliate (i) after using commercially reasonable efforts, is unable to hedge its exposure under such collared forward transaction or (ii) under certain circumstances, would incur a materially increased cost to hedge such exposure;
•certain events of default or termination events, including any material misrepresentation made by us in connection with entering into such collared forward transaction, our bankruptcy or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such collared forward transaction to be unlawful (each as more fully set forth in the applicable forward sale agreement); or
•a market disruption event during a specified valuation period which lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of such collared forward transaction).
Upon such a termination in the case of the first three events specified above, such collared forward purchaser will determine, in good faith and in a commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of the relevant collared forward transaction, including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that the collared forward transaction was terminated and (ii) the rights and obligations of the parties in respect of the collared forward transaction. Upon termination of a collared forward transaction as a result of dividends or distributions on shares of our common stock which differ from expected dividends as of the trade date of a collared forward transaction or as a result of a market disruption event during the valuation period for a collared forward transaction which lasts for more than nine consecutive scheduled trading days, however, such collared forward purchaser will determine, in good faith and in a commercially reasonable manner, the amount of its total losses, costs and gains under such collared forward transaction, including those resulting from any loss of bargain, cost of funding or, without duplication, loss, cost or gain from terminating, liquidating, obtaining or reestablishing any hedge or related trading position. In either case, we will be required to pay to such collared forward purchaser any amount of such losses or costs and will be entitled to receive from it any amount of such gains remaining after netting all such amounts against each other.
Price and other adjustment provisions in the collared forward sale agreements will affect the economic results of the collared forward transactions thereunder.
The collared forward sale agreement for each collared forward transaction will provide for the relevant collared forward purchaser to be able to make certain price and other adjustments to the terms of the collared forward transaction in good faith and a commercially reasonable manner to account for the economic effect on the collared forward transaction of certain events, including (among other things) our payment of dividends and distributions on the shares of our common stock and the occurrence of certain other events which do not permit such collared forward purchaser to terminate the collared forward transaction but for which anti-dilution and other adjustments are necessary in order to preserve the fair value of the collared forward transaction. Any such price and other adjustments will affect the economic results that we experience upon the settlement of the relevant collared forward transactions.

In the case of certain bankruptcy or insolvency filings, any forward transaction will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, any forward transaction will automatically terminate. If any forward transaction so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which there has been no settlement under any such forward transaction at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.
We are subject to counterparty risk with respect to each forward transaction, if any, and the forward transactions, if any, may not operate as planned.
The forward purchasers are financial institutions, and we will be subject to the risk that a forward purchaser might default under any forward transaction we may enter into. Our exposure to the credit risk of the forward transactions will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions. If a forward purchaser becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our net exposure at that time under the applicable forward transaction. We can provide no assurances as to the financial stability or viability of any forward purchaser.
In addition, the forward transactions are complex, and they may not operate as planned. For example, the terms of any forward transaction may be subject to adjustment or modification if certain customary disruption events, extraordinary events or announcements specified in the relevant forward sale agreement occur. The relevant forward purchaser will also have termination rights in case any events of default, termination events or other similar conditions or events to be specified in the forward sale agreement for a collared forward transaction occur. Accordingly, the forward transactions may not operate as we intend if their terms are required to be adjusted as a result of transactions in the future or are required to be adjusted or terminated upon unanticipated developments that may adversely affect the functioning of the forward transactions.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $1 billion from time to time pursuant to the equity distribution agreement. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the equity distribution agreement as a source of financing.
We currently intend to use the net proceeds from this offering, after deducting commissions and offering expenses payable by us, for to fund future growth, including potential future acquisitions, and for general corporate and working capital purposes. Pending these uses, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. Accordingly, we will retain broad discretion over the use of these proceeds.
We will not initially receive any proceeds from the sale by the forward sellers, as agents for the forward purchasers, of borrowed shares of our common stock as a hedge of any forward transaction. We intend to use any cash proceeds that we receive upon physical settlement of any forward transaction, upon cash settlement of an initially priced forward transaction, if we elect cash settlement, or upon any prepayment of any collared forward transaction for the purposes provided in the immediately preceding paragraph.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time. For example, in connection with the Direct Funding Agreement with the United States Department of Commerce, we are currently restricted from buying back outstanding shares of our capital stock without obtaining prior approval and from paying dividends.

DILUTION
If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of December 31, 2025.
The net tangible book value of our common stock as of December 31, 2025 was approximately $1,721.9 million, or, approximately $3.17 per tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of shares of our common stock outstanding.
Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.
After giving effect to the sale of shares of common stock offered by this prospectus at an assumed public offering price of $71.31 per share (the last reported sale price of our common stock on The Nasdaq Capital Market on March 16, 2026), and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $2,699.4 million, or approximately $4.84 per share. This represents an immediate increase in net tangible book value of approximately $1.67 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $64.87 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Assumed public offering price per share		$71.31
Net tangible book value per share as of December 31, 2025	$3.17
Increase in net tangible book value per share attributable to investors	$1.67
As adjusted net tangible book value per share as of December 31, 2025 after giving effect to this offering		$4.84
Dilution per share to investors purchasing our common stock in this offering		$64.87
The table above assumes for illustrative purposes that an aggregate of 14,023,278 shares of our common stock are sold at a price of $71.31 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on March 16, 2026, for aggregate gross proceeds of approximately $1 billion. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share of common stock in the price at which the shares of common stock are sold from the assumed offering price of $71.31 per share of common stock shown in the table above, assuming all of our shares of common stock in the aggregate amount of $1 billion during the term of the equity distribution agreement are sold at that price, would increase our adjusted net tangible book value per share of common stock after the offering to $4.84 per share of common stock and would increase the dilution in net tangible book value per share of common stock to new investors in this offering to $65.84 per share of common stock, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share of common stock in the price at which the shares of common stock are sold from the assumed offering price of $71.31 per share of common stock shown in the table above, assuming all of our shares of common stock in the aggregate amount of $1 billion during the term of the equity distribution agreement are sold at that price, would decrease our adjusted net tangible book value per share of common stock after the offering to $4.84 per share of common stock and would decrease the dilution in net tangible book value per share of common stock to new investors in this offering to $63.89 per share of common stock, after deducting commissions and estimated aggregate offering expenses payable by us.
We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.
The number of shares of our common stock that will be outstanding immediately after this offering is based on 569,407,668 shares outstanding as of March 12, 2026. The number of shares outstanding as of March 12, 2026, unless otherwise indicated, excludes:
•3,729,027 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $1.09 per share;
•10,666,498 shares of common stock reserved for issuance upon settlement of restricted stock units;
•144,532,352 shares of our common stock reserved for future issuance under the Rocket Lab 2021 Stock Option and Incentive Plan (the “2021 Plan”). The number of shares reserved for issuance under the 2021 Plan automatically increases each January 1 by 5% of the outstanding number of shares of common stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator;
•30,060,910 shares of common stock reserved for future issuance under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The number of shares reserved for issuance under the 2021 ESPP automatically increases on January 1 of each year to January 1, 2031 by the least of (i) 9,980,000 shares of common stock, (ii) 1% of the number of shares of common stock outstanding as of the close of business on the immediately preceding December 31 or (iii) the number of shares of common stock as determined by our board of directors (the “Board”);
•45,951,250 shares of common stock reserved for issuance upon conversion of the Company’s Series A Convertible Participating Preferred Stock;
•all shares of common stock issuable upon conversion of our outstanding 4.250% convertible senior notes due 2029; and
•all shares of common stock that may be issuable in connection with potential future acquisitions, if any.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or conversion of outstanding preferred stock.

FORWARD TRANSACTIONS
From time to time during the term of the equity distribution agreement and subject to the terms and conditions set forth therein and in the applicable forward sale agreements, we may enter into one or more forward transactions under which we will agree to sell the specified number of shares of our common stock (subject to adjustment as set forth therein) to the relevant forward purchaser. In connection with each forward transaction, the relevant forward purchaser (or its affiliate) will, at our request, subject to terms and conditions of the equity distribution agreement and the relevant forward sale agreement, attempt to borrow from third-party stock lenders and, through the relevant sales agent, acting as a forward seller, sell a number of shares of our common stock equal to the number of shares intended to underlie the forward transaction to hedge the forward transaction. In the event that a forward purchaser (or its affiliate) is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. We refer to such number of shares for any forward transaction as the “underlying number of shares.”
Initially Priced Forward Transactions
In an initially priced forward transaction, we may enter into one or more initially priced forward sale agreements with a forward purchaser, pursuant to which we will receive the forward sale price under the forward sale agreement at the settlement of the initially priced forward transaction. The initial forward sale price per share under each initially priced forward transaction will be equal to the product of (1) an amount equal to one minus the applicable forward hedge selling commission rate and (2) the adjusted volume weighted average hedge price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such initially priced forward transaction. The forward sale price that we expect to receive upon physical settlement of an initially priced forward transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased on certain dates by amounts related to expected dividends, if any, on shares of our common stock during the term of the applicable initially priced forward sale agreement.
Settlement
Except under limited circumstances, we have the right to elect physical, cash or net share settlement under any initially priced forward transaction. Although we expect to settle any initially priced forward transaction entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular initially priced forward transaction if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular initially priced forward transaction if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to settle all or a portion of the number of shares of our common stock underlying a particular initially priced forward transaction prior to the maturity date of such initially priced forward transaction.
If we elect to physically settle any initially priced forward transaction by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular initially priced forward transaction and the number of shares of our common stock underlying the particular initially priced forward transaction. In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the weighted average price per share at which the relevant forward purchaser or its affiliate purchases shares of our common stock on each exchange business day during the relevant unwind period for such settlement under that particular initially priced forward transaction minus (b) the applicable forward sale price, as specified under the applicable initially priced forward transaction; multiplied by (2) the number of shares of our common stock underlying the particular initially priced forward transaction subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement)

or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular initially priced forward transaction. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of our common stock over such time, thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular initially priced forward transaction. See “Risk Factors – Settlement provisions contained in any initially priced forward sale agreement subject us to certain risks.”
Early Termination
Under the initially priced forward sale agreements, the relevant forward purchaser may have the right to elect an early termination date for an initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such initially forward priced forward transaction on a date specified by the forward purchaser if:
•in the commercially reasonable judgment of the forward purchaser, it or its affiliate is unable to hedge its exposure under such initially priced forward transaction because insufficient shares of our common stock are made available for borrowing by third-party stock lenders or it or its affiliate would incur a stock borrowing cost in excess of a specified threshold;
•we declare any dividend, issue or distribution on shares of our common stock (i) payable in cash in excess of a specified amount (other than an extraordinary dividend), (ii) that constitutes an extraordinary dividend under the initially priced forward transaction, (iii) payable in securities of another company acquired or owned by us as a result of a spin-off or other similar transaction, or (iv) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price;
•certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded;
•an event is announced that, if consummated, would result in a specified extraordinary event (including, among other things, certain mergers and tender offers, as well as certain events involving our nationalization, a delisting of our common stock or a change in law); or
•certain events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into the initially priced forward transaction, our bankruptcy or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, the initially priced forward transaction to be unlawful (each as more fully described in the applicable forward sale agreement).
A forward purchaser’s decision to exercise its right to elect an early termination date and cause the early settlement of any initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular initially priced forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain insolvency filings relating to us, the particular initially‑priced forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to such initially‑priced forward sale agreement.

Collared Forward Transactions
In addition, in a collared forward transaction, we may enter into one or more collared forward sale agreements with Goldman Sachs & Co. LLC or Morgan Stanley & Co. LLC, each as the collared forward purchaser, pursuant to which we will agree to sell to the relevant collared forward purchaser up to the number of shares of our common stock specified in the collared forward sale agreement (subject to adjustment as set forth therein) and the relevant collared forward purchaser will borrow from third-party stock lenders and sell the maximum number of shares of our common stock deliverable pursuant to the collared forward transaction (the “hedging shares”) through the related sales agent as the collared forward seller over an initial hedging period to be agreed between us and the relevant collared forward purchaser, all subject to the terms of the equity distribution agreement and the collared forward sale agreement. We have been advised by each collared forward purchaser that it expects that, on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares underlying the collared forward transaction, the relevant collared forward purchaser or its affiliates or agents will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each collared forward purchaser expects its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction.
In the event that the relevant collared forward purchaser is unable to borrow from third-party stock lenders and sell the maximum number of shares underlying a collared forward transaction into the public market during the applicable initial hedging period (including as a result of the prospectus being unavailable at any time during such initial hedging period), the number of shares underlying the collared forward transaction will be reduced accordingly immediately upon completion of such initial hedging period. We refer to such number of shares as the “underlying number of shares.”
Collared Forward Sale Price
The floor price and the cap price of each collared forward transaction will be determined upon completion of the initial hedging period for such collared forward transaction by multiplying the hedge reference price by the floor percentage and the cap percentage specified in the collared forward sale agreement, respectively. Each collared forward transaction will consist of a number of components equal to the number of Exchange Business Days (as defined in the relevant collared forward sale agreement) during the initial hedging period, each of which such components will correspond to a single Exchange Business Day during the initial hedging period and each of which with its own floor price and cap price. The collared forward sale price that we will receive with respect to any component under any collared forward transaction for each share of our common stock deliverable thereunder will be equal to an amount determined based on the settlement reference price on the applicable valuation date for such component, provided that the collared forward sale price will not be less than the floor price for such component and will not be more than the cap price for such component, subject to adjustment under the terms of the collared forward sale agreement.
Maturity
We will set the scheduled maturity of a collared forward transaction at the time we enter into the collared forward transaction based, among other factors, upon the market conditions at the time.
We may not terminate any collared forward transaction early. The relevant collared forward purchaser may terminate a collared forward transaction early upon the occurrence of certain disruption events, extraordinary events, announcements related to us, events of default and termination events to be specified in the collared forward sale agreement, including, among other things, any material misrepresentation made by us in connection with entering into the collared forward transaction, the declaration or distribution by us of a dividend in certain circumstances during the term of the collared forward transaction, or a market disruption event during a specified period that lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the collared forward sale agreement). Upon any such termination, the applicable payment and delivery terms of the collared forward transaction will be determined in such a manner as to preserve the fair value of the collared forward transaction. The collared forward sale agreement will provide for customary anti-dilution and other adjustments.

Prepayment and Settlement
On each component prepayment date of a collared forward transaction, the relevant collared forward purchaser will, upon our request, prepay to us an amount equal to (A) the present value of the product of the (x) number of shares underlying such component and (y) floor price for such component minus (B) the product of the (x) number of shares underlying such component, (y) collared forward selling commission and (z) hedge reference price, and we will issue and pledge the maximum number of shares underlying such component. If a component prepayment date with respect to such component previously occurred, the relevant collared forward purchaser will pay to us an amount of cash equal to the product of (x) the number of shares underlying such component and (y) the excess of the collared forward sale price for such component over the floor price for such component and if a component prepayment date with respect to such component has not occurred, the relevant collared forward purchaser will pay to us an amount equal to (A) the product of the (x) number of shares underlying such component and (y) the collared forward sale price for such component minus (B) the product of the (x) number of shares underlying such component of the relevant collared forward transaction, (y) Forward Hedge Selling Commission Rate and (z) hedge reference price. On each component prepayment date, we will be required to issue and pledge to the relevant collared forward purchaser the maximum number of shares underlying such component. However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive a portion of the settlement amount corresponding to the excess of the collared forward sale price over the floor price in the form of our common stock, instead of cash, with the number of shares to be calculated based on the settlement reference price on the applicable valuation date for such component, in which case we expect our obligation to deliver shares of our common stock to the relevant collared forward purchaser at such maturity will be reduced by such amount.
Termination
Although we may settle a collared forward transaction only on the scheduled maturity dates thereof and may not terminate any collared forward transaction early, the relevant collared forward purchaser may terminate a collared forward transaction early upon the occurrence of certain events to be specified in the collared forward sale agreement for such collared forward transaction, including, among other things:
•certain mergers, certain events involving our nationalization or insolvency, a delisting of shares of our common stock and a change in law;
•such collared forward purchaser or its affiliate (i) after using commercially reasonable efforts, is unable to hedge its exposure under such collared forward transaction or (ii) under certain circumstances, would incur a materially increased cost to hedge such exposure;
•certain events of default or termination events, including any material misrepresentation made by us in connection with entering into such collared forward transaction, our bankruptcy or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such collared forward transaction to be unlawful (each as more fully set forth in the applicable forward sale agreement); or
•a market disruption event during a specified valuation period which lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of such collared forward transaction).
Upon such a termination in the case of the first three events specified above, such collared forward purchaser will determine, in good faith and in a commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of the relevant collared forward transaction, including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that the collared forward transaction was terminated and (ii) the rights and obligations of the parties in respect of the collared forward transaction. Upon termination of a collared forward transaction as a result of dividends or distributions on shares of our common stock which differ from expected dividends as of the trade date of a collared forward transaction or as a result of a market disruption event during the valuation period for a collared forward transaction which lasts for more than nine consecutive scheduled trading days, however, such collared forward purchaser will determine, in good faith and in a commercially reasonable manner, the amount of its total losses, costs and gains under such collared forward transaction, including those resulting from any loss of bargain, cost of funding or, without duplication, loss, cost or gain from terminating, liquidating, obtaining or reestablishing any hedge or related trading position. In either case, we will be required to pay to such collared forward purchaser any amount of such losses or costs and will be entitled to receive from it any amount of such gains remaining after netting all such amounts against each other.
Clear Market
If we enter into a collared forward transaction, we will agree in the collared forward sale agreement that during the applicable hedge period and on any valuation date for such collared forward transaction, we will not, without the prior consent of the relevant collared forward purchaser, issue or sell (nor enter into a similar direct or indirect disposition transaction, within the meaning of the applicable collared forward sale agreement) any shares of our common stock or securities convertible into shares of our common stock, nor will we enter into any derivatives referencing such shares, with exceptions for (i) any debt-for-equity exchanges; (ii) any equity incentive plan, stock ownership plan or dividend reinvestment plan in effect when we enter into such collared forward transaction; (iii) any underwritten offering of shares of our common stock, private placement of shares of our common stock (or other securities convertible or exchangeable into shares of our common stock) and other privately negotiated “block” trade or follow-on offering of shares of our common stock, in each case, with or through the person acting as forward seller for the relevant collared forward purchaser; and (iv) with or through the person acting as forward seller for the relevant forward collared forward purchaser, any customary “at-the-market” forward sale transactions that are not subject to a cap or floor price or customary “at-the-market” offering of shares of our common stock on an agency basis on our behalf made by means of ordinary brokers’ transactions on or through the Nasdaq or another market for our shares of common stock, provided that on any valuation date for any collared forward transaction, we may enter into or execute any issuance and sale of shares of common stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan in effect on the trade date of such collared forward transaction. During the term of any collared forward transaction, we will not, without the prior written consent of the relevant collared forward purchaser, enter into any derivatives transactions referencing the shares of our common stock other than certain other collared forward transactions, customary “at-the-market”, “block” or “underwritten” forward sale transactions that are not subject to a cap or floor price, privately negotiated share repurchase transactions or customary “convertible bond hedge” transactions entered into in connection with the issuance of customary convertible or exchangeable securities, including customary “capped call” transactions or “warrant transactions” related to any such issuance.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an equity distribution agreement with BofA Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Citizens JMP Securities, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Needham & Company, LLC, Roth Capital Partners, LLC and Stifel, Nicolaus & Company, Incorporated, as sales agents and/or principals, the forward sellers and the forward purchasers. Each of the sales agents, when acting as the agent for a forward purchaser, is referred to in this prospectus supplement as a “forward seller,” except in the case of BTIG, LLC, for which references to the forward seller refers instead to Nomura Securities International, Inc. (acting through BTIG, LLC as agent). Under the equity distribution agreement, we may offer and sell over time and from time to time shares of our common stock having an aggregate gross sales price of up to $1,000,000,000. Further, the equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock through the sales agents acting as sales agents or directly to the sales agents acting as principals, we may request that the forward sellers use commercially reasonable efforts to sell, from time to time, shares of our common stock borrowed by the relevant forward purchaser (or its affiliate) in connection with one or more forward sale agreements as described below. In no event will the aggregate gross sales price of sales of shares of our common stock sold through the sales agents, whether as agents for us or as principals, or as forward sellers, exceed $1,000,000,000.
The shares of our common stock offered hereby may be sold in “at the market” offerings, including on Nasdaq or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
In addition, if agreed by us and the relevant sales agent and/or the relevant forward seller, acting as agents for the relevant forward purchaser, some or all of the shares of our common stock covered by this prospectus supplement may be sold through any method permitted by law, including but not limited to:
•by means of ordinary brokers’ transactions (whether or not solicited);
•to or through a market maker;
•directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue;
•in the over-the-counter market;
•in privately negotiated transactions; or
•through a combination of any such methods.
Under the terms of the equity distribution agreement, we may sell shares to one or more of the sales agents as principals for their own accounts or for accounts of their customers at a price agreed upon at the time of sale. A sales agent may offer the shares of our common stock sold to it as principal from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with the sales agent and that agreement will be described in a separate prospectus supplement.
The sales agents will not engage in any transactions that stabilize the price of our common stock. If we or any of the sale agents have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, that party will promptly notify the others, and sales of our common stock pursuant to the equity distribution agreement, any terms agreement or any forward sale agreement will be suspended until in the reasonable judgment of the parties Rule 101(c)(1) or another exemptive provision has been satisfied.
We estimate that total expenses of the offering payable by us, excluding discounts and commissions payable to the sales agents, forward sellers and forward purchasers under the equity distribution agreement, will be approximately $0.5 million.

We have agreed to reimburse the sales agents, the forward sellers and the forward purchasers for their reasonable and documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the sales agents, the forward sellers and the forward purchasers payable upon execution of the equity distribution agreement in an amount not to exceed $200,000, as well as ongoing disbursements of counsel for the sales agents, the forward sellers and the forward purchasers payable in the amount of up to $25,000 in connection with the transactions contemplated under the equity distribution agreement.
The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock subject to the equity distribution agreement and (2) the termination of the equity distribution agreement, pursuant to its terms, by either us or, with respect to any sales agent, that sales agent, at any time in the respective party’s sole discretion.
Sales Through Sales Agents
Subject to the terms and conditions of the equity distribution agreement, the relevant sales agent will use its commercially reasonable efforts to sell, consistent with its normal trading and sales practices, as our sales agent and on our behalf, all of the designated shares of our common stock on any trading day or as otherwise agreed upon by us and the sales agent. From time to time, we will submit orders to a sales agent relating to the shares of our common stock to be sold through the sales agent, which orders may specify any price, time or size limitations relating to any particular sale. We will submit orders to only one sales agent relating to the sales of shares of our common stock on any given day. We may instruct any sales agent not to sell shares of our common stock if the sales cannot be effected at or above a price designated by us in any such instruction. We or any sales agent may suspend the offering of shares of our common stock by notifying the other party. Settlement for sales of our common stock will occur, unless we and the relevant sales agent agree otherwise, on the first trading day following the date on which any sales were made, or such earlier day as required by SEC rule or industry practice, against payment to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligation of any sales agent under the equity distribution agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which each sales agent reserves the right to waive in its sole discretion.
Each sales agent will receive from us a commission not to exceed 2.0% of the gross sales price per share of our common stock for any shares sold through it as our sales agent under the equity distribution agreement. The remaining sales proceeds, after deducting transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.
Only one sales agent or forward seller will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by any sales agent acting on our behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by a collared forward seller on behalf of a collared forward purchaser (or its affiliate or agent) or contemporaneous purchases of shares by such collared forward purchaser in connection with the establishment of its initial delta hedge with respect to any collared forward transaction.
Forward Transactions
From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein and in the applicable forward sale agreements, we may enter into one or more forward transactions with a forward purchaser. In connection with each such forward transaction, we will deliver instructions to its agent under the equity distribution agreement in its capacity as forward seller thereunder. Upon receipt by a forward seller of an instruction from us requesting that it execute sales of borrowed shares of our common stock as a forward seller in connection with the applicable forward sale agreement and subject to the terms and conditions of the equity distribution agreement and the applicable forward sale agreement, the relevant forward purchaser will attempt to borrow from third‑party stock lenders, and the relevant forward seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, such shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. We, the relevant forward seller or the relevant forward purchaser may immediately suspend the offering of shares of our common stock at any time upon proper notice to the other party.
We have been advised by each collared forward purchaser that it expects that, on the same days during the initial hedging period for any collared forward transaction when the relevant collared forward seller (or its affiliates) is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the particular collared forward transaction, the relevant collared forward purchaser or its affiliates or agents will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each collared forward purchaser expects its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of our common stock.
In the event that the relevant forward purchaser or its affiliate is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. Additionally, the number of shares underlying a collared forward transaction will be reduced in the event that the collared forward seller is unable to borrow from third-party stock lenders (or would incur a stock loan cost that is equal to or greater than a specified amount) and sell short the maximum number of shares deliverable under the collared forward transaction into the public market during the initial hedging period therefor (including as a result of the prospectus being unavailable at any time during the initial hedging period).
At the time of entry into a forward transaction, we will specify to the relevant forward purchaser a minimum price below which sales of any shares of our common stock, including sales of hedging shares in connection with a collared forward transaction, may not be made by the relevant forward seller and other sales parameters (including any volume limitations and an aggregate dollar amount of sales which shall not be exceeded) during the initial hedging period. The relevant forward seller is not required to sell any specific number or dollar amount of shares of our common stock, but, pursuant to the equity distribution agreement and subject in all regards to the terms of a particular forward sale agreement, the forward seller has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms during the initial hedging period. The obligations of the relevant forward seller under the equity distribution agreement to sell any shares are subject to a number of conditions that we must meet. Any sales of the shares by the relevant forward seller during the initial hedging period may be suspended at any time, and there can be no assurance that the forward seller will be able to borrow any shares from stock lenders and/or sell any shares pursuant to the equity distribution agreement. Only one sales agent or forward seller will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by any sales agent acting on our behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by a collared forward seller on behalf of a collared forward purchaser or contemporaneous purchases of shares by such collared forward purchaser (or its affiliate or agent) in connection with the establishment of its initial delta hedge with respect to any collared forward transaction.
Sales of our common stock under this prospectus supplement and the accompanying prospectus by the forward sellers will be made by any method permitted by law, including without limitations by means of ordinary brokers’ transactions on Nasdaq or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the relevant forward seller and subject to the forward seller’s rights to reject any order in whole or in part. We expect that settlement between the relevant forward purchaser and the relevant forward seller of short sales of borrowed shares of our common stock, as well as the settlement between the forward sellers and buyers of such shares of our common stock in the market, will generally occur on the first trading day following each date the sales are made or such earlier day as required by SEC rule or industry practice, unless another date shall be agreed to by the relevant parties. The obligation of the relevant forward seller under the equity distribution agreement to execute such sales of our common stock is subject to a number of conditions, which the forward seller reserves the right to waive in its sole discretion. In connection with each initially priced forward transaction, the relevant forward seller will receive a commission equal to up to

2.0% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as the forward seller, reflected in a reduced initial forward sale price, payable by the forward purchaser under its forward sale agreement. In respect of a collared forward transaction, if such a commission is payable, it will be deducted from the proceeds we receive on any component prepayment date or settlement date, as applicable.
The initial forward sale price per share under each initially priced forward transaction will be equal to the product of (1) an amount equal to one minus the applicable forward hedge selling commission rate and (2) the adjusted volume weighted average hedge price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such initially priced forward transaction. The forward sale price that we expect to receive upon physical settlement of an initially priced forward transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased on certain dates by amounts related to expected dividends, if any, on shares of our common stock during the term of the applicable initially priced forward sale agreement.
The collared forward sale price that we will receive with respect to any component under any collared forward transaction for each share of our common stock deliverable thereunder will be equal to an amount determined based on the settlement reference price on the applicable valuation date for such component, provided that the collared forward sale price will not be less than the floor price for such component and will not be more than the cap price for such component, subject to adjustment under the terms of the collared forward sale agreement.
During the initial hedging period for any collared forward transaction, a collared forward purchaser or a collared forward seller on its behalf may also use this prospectus supplement and the accompanying prospectus to effect any short sales of shares of our common stock on behalf of such collared forward purchaser as principal, to the extent required to adjust its initially established hedge of the applicable portion of the collared forward transaction. The prices of such sales will not be used to determine the floor price and the cap price of the collared forward transaction.
Except under limited circumstances, we have the right to elect physical, cash or net share settlement under any initially priced forward transaction. Although we expect to settle any initially priced forward transaction entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular initially priced forward transaction if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular initially priced forward transaction if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to settle all or a portion of the number of shares of our common stock underlying a particular initially priced forward transaction prior to the maturity date of such initially priced forward transaction. By way of comparison, we will be obligated to settle a collared forward transaction physically by delivery of the underlying number of shares against payment therefor, and we may not elect to cash settle or net share settle a collared forward transaction. Additionally, we may not elect to settle a collared forward transaction prior to its scheduled maturity dates.
If we elect to physically settle any initially priced forward transaction by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular initially priced forward transaction and the number of shares of our common stock underlying the particular initially priced forward transaction. In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the weighted average price per share at which the relevant forward purchaser or its affiliate purchases shares of our common stock on each exchange business day during the relevant unwind period for such settlement under that particular initially priced forward transaction minus (b) the applicable forward sale price, as specified under the applicable initially priced forward transaction; multiplied by (2) the number of shares of our common stock underlying the particular initially priced forward transaction subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount

(in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular initially priced forward transaction. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of our common stock over such time, thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular initially priced forward transaction. See “Risk Factors – Settlement provisions contained in any initially priced forward sale agreement subject us to certain risks.”
On each component prepayment date of a collared forward transaction, the relevant collared forward purchaser will, upon our request, prepay to us an amount equal to (A) the present value of the product of the (x) number of shares underlying such component and (y) floor price for such component minus (B) the product of the (x) number of shares underlying such component, (y) collared forward selling commission and (z) hedge reference price, and we will issue and pledge the maximum number of shares underlying such component. If a component prepayment date with respect to such component previously occurred, the relevant collared forward purchaser will pay to us an amount of cash equal to the product of (x) the number of shares underlying such component and (y) the excess of the collared forward sale price for such component over the floor price for such component, and if a component prepayment date with respect to such component has not occurred, the relevant collared forward purchaser will pay to us an amount equal to (A) the product of the (x) number of shares underlying such component and (y) the collared forward sale price for such component minus (B) the product of (x) the number of shares underlying each component of the relevant collared forward transaction, (y) the Forward Hedge Selling Commission Rate and (z) the hedge reference price. On each component prepayment date, we will be required to issue and pledge to the relevant collared forward purchaser the maximum number of shares underlying such component.
If a component prepayment date with respect to any component of a collared forward transaction previously occurred, at the maturity of such component, we expect our obligation to deliver shares of our common stock to the relevant collared forward purchaser to be set off against such collared forward purchaser’s obligation to return pledged shares to us with respect to such component, and if a component prepayment date with respect to such component has not occurred, at the maturity of such component, we will be required to issue and deliver to such collared forward purchaser the number of shares underlying such component. In addition, to the extent the collared forward sale price with respect to any component of a collared forward transaction exceeds the floor price for such component, we expect to receive such excess at maturity of such component. However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive such excess in the form of our common stock, instead of cash, with the number of shares to be calculated based on the settlement reference price on the applicable valuation date for such component, in which case we expect our obligation to deliver shares of our common stock to the relevant collared forward purchaser at such maturity will be reduced by such amount. See “Forward Transactions—Collared Forward Transactions—Settlement” for additional information.
Indemnification
In connection with the sale of our common stock on our behalf, each of the sales agents and forward sellers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents and forward sellers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to indemnify each of the sales agents and forward sellers against certain civil liabilities, including liabilities under the Securities Act, or to contribute payments that may be required to be made in respect of any of these liabilities.
If we or any of the sales agents have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Securities Act, that party will promptly notify the others, and sales of our common stock pursuant to the equity distribution agreement, any terms agreement or any forward sale agreement will be suspended until in the reasonable judgment of the parties Rule 101(c)(1) or another exemptive provision has been satisfied.
Selling Restrictions
No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock, in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material in connection with the shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Other Relationships
The sales agents, forward sellers and forward purchasers and their affiliates have provided, and in the future may continue to provide, investment banking, commercial banking and other financial services to us and our affiliates in the ordinary course of business, for which they have received and will continue to receive customary compensation.
In the ordinary course of their various business activities, the sales agents, forward sellers and forward purchasers and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agents, forward sellers and forward purchasers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Conflicts of Interest
Because the sales agents or their respective affiliates, acting as forward purchasers, may receive more than 5% of the net proceeds of any sale of the offering of the hedging shares, each forward purchaser is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the account holder.

LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Redwood City, California. Certain legal matters in connection with this offering will be passed upon for the sales agents by Latham & Watkins, New York, New York.
EXPERTS
The financial statements of Rocket Lab Corporation incorporated by reference in this Prospectus, and the effectiveness of Rocket Lab Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov. In addition, we make available free of charge on our website (https://www.rocketlabcorp.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. Information contained on or accessible through our website is not a part of or incorporated by reference into this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
We have filed a registration statement on Form S-3 with the SEC relating to the shares of our common stock covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K) until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:
•Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
•Current Reports on Form 8-K filed with the SEC on January 22, 2026 (with respect to Item 8.01 only) and March 12, 2026;
•The description of our capital stock contained in our Form 8-K12B filed with the SEC on May 23, 2025, including any amendments or reports filed for the purpose of updating such description.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address and telephone number:
Rocket Lab Corporation
3881 McGowen Street
Long Beach, California 90808
Attention: Corporate Secretary
(714) 465-5737
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.rocketlacorp.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS
Rocket Lab USA, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time offer and sell the securities identified above in one or more offerings. In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.
We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well the documents incorporated by reference herein and therein, before you invest. The securities may be offered by us or by selling securityholders in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “RKLB.” On March 10, 2025, the closing price for our common stock, as reported on Nasdaq, was $17.12 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act. Under this shelf registration process, we and/or any selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders offer and sell securities, we or the selling securityholders will provide you with one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement or a free writing prospectus may also add, update or change information contained in this prospectus. This prospectus, together with the accompanying prospectus supplement and any related free writing prospectus, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus, the accompanying prospectus supplement and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.
Neither we nor any selling securityholder have authorized anyone to provide you with different or additional information from that set forth in this prospectus, any accompanying prospectus supplement and any related free writing prospectus. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference herein or therein and any related free writing prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated by reference herein or therein may contain market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.
Unless the context otherwise indicates, references in this prospectus to “Rocket Lab”, “we,” “our” and “us” refer, collectively, to Rocket Lab USA, Inc., a Delaware corporation, and its consolidated subsidiaries.
We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K , as well as any risk factors included in our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and the other documents we file with the SEC that are incorporated by reference in this prospectus, along with any risk factors identified in a prospectus supplement or any applicable free writing prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.
The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements in this report may include, for example, statements about:
•Our ability to effectively manage future growth and achieve operational efficiencies;
•any inability of us to operate our Electron Launch Vehicle (“Electron”) at its anticipated launch rate, including due to any government action related to launch failure and our ability to operate, could adversely impact our business, financial condition and results of operations;
•our inability to develop our Neutron Launch Vehicle (“Neutron”) or significant delays in developing Neutron could adversely impact our business, financial condition and results of operations;
•our inability to utilize our launch pads at our private launch complex in Mahia, New Zealand or at NASA’s Wallops Flight Facility, at Wallops Island, Virginia with sufficient frequency to support our launch cadence and future related revenue growth expectations;
•our spacecraft, space systems or space system components failing to operate as intended could have a material adverse effect on our business, financial condition and results of operations;
•changes in the competitive and highly regulated industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in our capital structure;
•changes in governmental policies, priorities, regulations, mandates or funding for programs in which we or our customers participate, which could negatively impact our business;
•loss of, or default by, one or more of our key customers or inability of customers to fund contractual commitments, which could result in a decline in future revenues, cancellation of contracted launches or space systems orders or termination or default of existing agreements;
•the inability to comply with, and costs associated with complying, any applicable regulations, and specifically, U.S. government contract regulations, which could result in loss of contract opportunities, contract modifications or termination, assessment of penalties and fines, and suspension or debarment from U.S. government contracting or subcontracting;
•success in retaining or recruiting, or changes required in, officers, key employees or directors, and our ability to attract and retain key personnel, including Peter Beck, our President, Chief Executive Officer and Chairman;
•defects in or failure of our products to operate in the expected manner, including any launch failure, which could result in a loss of revenue, impact our business, prospects and profitability, increase our insurance rates and damage our reputation and ability to obtain future customers;
•inability or failure to protect intellectual property;

•disruptions in the supply of key raw materials or components used to produce our products or increases in prices of raw materials;
•the ability to implement our business plans, forecasts and other expectations, including the integration of recently acquired businesses, and to identify and realize additional opportunities;
•the diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions;
•our inability to effectively integrate or benefit from recently purchased assets or businesses;
•global inflation and interest rates;
•impacts of the war in Ukraine or Israel or other global conflicts;
•fluctuations in foreign exchange rates;
•the risk of downturns in government and commercial launch services and spacecraft industries;
•our ability to anticipate changes in the markets for rocket launch services, mission services, spacecraft and spacecraft components;
•the inability or failure to comply with contractual requirements or covenants;
•failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;
•any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks; and
•other factors detailed under the section of this prospectus titled “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by a global crises and/or any response to such a crisis and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. It is not possible to predict or identify all such risks.
The forward-looking statements contained in this prospectus are based on information available to us at the time of this prospectus and current expectations, forecasts, assumptions and beliefs concerning future developments and their potential effects, and involve a number of judgments, risks and uncertainties. There can be no assurance that future developments affecting us will be those that we have anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

THE COMPANY
Our Mission: We Open Access to Space to Improve Life on Earth.
Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, spacecraft design services, spacecraft components, spacecraft manufacturing and other spacecraft and on-orbit management solutions that make it faster, easier and more affordable to access space. We believe that space has defined some of humanity’s greatest achievements and it continues to shape our future. We are motivated by the impact we can have on Earth by making it easier to get to space and to use it as a platform for innovation, exploration and infrastructure.
We design and manufacture small and medium-class rockets, spacecraft and spacecraft components and related software and services to support the space economy. Our launch services are used to place spacecraft into Earth orbit and escape trajectories, and utilize orbital launch vehicles that place payloads into a variety of planes/inclinations and altitude trajectories. Our space systems solutions are the building blocks for spacecraft, which includes composite structures, reaction wheels, star trackers, solar power solutions, radios, separation systems, and command and control spacecraft software. Our family of spacecraft product lines is configurable for a range of low Earth orbit, medium Earth orbit, geosynchronous orbit and interplanetary missions.
Our corporate headquarters are located at 3881 McGowen Street, Long Beach, California 90808, and our telephone number is (714) 465-5737. Our website is located at www.rocketlabusa.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”) and the certificate of designation for the Series A Preferred Stock (the “Certificate of Designation”), which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.
Authorized Capital Stock
The Certificate of Incorporation authorizes the issuance of 2,500,000,000 shares of common stock, $0.0001 par value per share and 100,000,000 shares of preferred stock, $0.0001 par value.
Common Stock
Voting rights
Each share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.
Dividend rights
Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) out of legally available funds.
Rights upon liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Other rights
No holders of our common stock will be entitled to preemptive, conversion, or subscription rights contained in the Certificate of Incorporation or Bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that may be designated and issued in the future.
Preferred Stock
General
Under the Certificate of Incorporation, the Board has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, and privileges of the shares of each wholly unissued series and any qualifications, limitations, or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.
A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:
•the title and stated value;
•he number of shares we are offering;
•the liquidation preference per share;
•the purchase price;
•the dividend rate, period and payment date and method of calculation for dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•voting rights, if any, of the preferred stock;
•preemptive rights, if any;
•restrictions on transfer, sale or other assignment, if any;
•whether interests in the preferred stock will be represented by depositary shares;
•a discussion of any material United States federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and;
•any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
Series A Preferred Stock
On December 3, 2024, we entered into an exchange agreement with The Equatorial Trust (the “Trust”), a family trust established by Sir Peter Beck (“Sir Peter”), our Founder, President, Chief Executive Officer and Chairman, to exchange 50,951,250 shares of our common stock into 50,951,250 shares of our Series A Convertible Participating Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”). On January 7, 2025, the exchange was consummated and we filed the Certificate of Designation with the Secretary of State of the State of Delaware, which became effective upon filing. At the Closing, we issued 50,951,250 shares of Series A Preferred Stock to the Trust. The terms of the Series A Preferred Stock are described in further detail below.
Conversion Rights; Conversion Rate Adjustments
Pursuant to the terms of the Certificate of Designation, each share of Series A Preferred Stock will be convertible at any time at the option of the holder of the Series A Preferred Stock (a “Holder”) into a number of shares of common stock at the then-applicable conversion rate (the “Conversion Rate”). In addition, each share of Series A Preferred Stock will automatically convert into a number of shares of common stock at the Conversion Rate upon the earliest to occur of (a) a transfer of such share (other than to a Permitted Transferee), (b) the first date on which Sir Peter no longer serves as (i) our Chief Executive Officer or (ii) such other executive officer position of us as approved by the Board, (c) Sir Peter’s death or permanent disability, or (d) the first date on which the outstanding shares of Series A Preferred Stock no longer represent a minimum beneficial ownership by Sir Peter of five percent. A “Permitted Transferee” is defined in the Certificate of Designation and includes Sir Peter and his controlled affiliates. The Series A Series A Preferred Stock is not redeemable by us at any time.
The initial Conversion Rate for each share of Series A Preferred Stock is one share of common stock, and is subject to adjustment, including for stock dividends, distributions, stock splits and stock combinations. In addition, if we (a) issue securities entitling the holder thereof to acquire common stock or (b) declare or make any dividend or other distribution of our assets, a Holder will be entitled to participate to the same extent if the Holder had held the number of shares of common stock acquirable upon conversion of such Holder’s Series A Preferred Stock. The Certificate of Designation also contains customary protections in the event of changes in common stock as a result of certain fundamental change transactions.
Director Designation Right
The Certificate of Designation provides that, so long as any shares of Series A Preferred Stock are outstanding, the Holders, voting exclusively and as a separate class, will be entitled to designate and elect at least one individual to serve on the Board as a director (a “Series A Preferred Stock Director”). The initial Series A Preferred Stock Director is Sir Peter. Sir Peter will serve an initial term that expires at our annual meeting of stockholders in 2027.
In the event the Board increases its size to more than ten members, the Holders will be entitled to designate and elect, voting exclusively and as a separate class, one or more additional Series A Preferred Stock Directors in order to maintain the right to elect ten percent of the total number of authorized directorships, rounded up to the nearest whole number. Additional Series A Preferred Stock Directors will serve for an initial term fixed by the Board. After the initial term of a Series A Preferred Stock Director has expired, his or her successor shall be elected for a term expiring at the third annual meeting following his or her election, unless such term expires sooner. A Series A Preferred Stock Director will serve until the earlier of: (a) his or her successor being elected and qualified, (b) his or her earlier death, disability, retirement, resignation or removal or (c) such time as the size of the Board is automatically reduced.
To be eligible for election as a Series A Preferred Stock Director, a nominee (other than Sir Peter) must: (a) satisfy all requirements regarding service as a director of us under applicable law and regulation and our bylaws, (b) not be an immediate family member of Sir Peter or any Holder, (c) be independent of each Holder, and (d) have served on the board of directors of at least one publicly traded corporation, in the United States or elsewhere, within the last five years, or is otherwise well qualified in the reasonable judgment of the Board. The Series A Preferred Stock Director may be removed at any time as a director on the Board (without cause) upon the written request of the Holders by the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock at the time and with each share of Series A Preferred Stock entitled to one vote. At the first annual meeting of our stockholders held after such time as there are no shares of Series A Preferred Stock outstanding, the director designation and election rights will terminate.

Dividends
The Series A Preferred Stock is not entitled to any scheduled dividend payments. Holders will be entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to, and in the same form as dividends actually paid on, all or substantially all of the shares of common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock, subject to certain exceptions specified in the Certificate of Designation.
Liquidation Preference
Upon any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, after the satisfaction in full of our debts and the payment of any liquidation preference ranking senior to the Series A Preferred Stock, Holders will be entitled to receive an amount equal to $0.0001 per share of Series A Preferred Stock. Following the payment of the full amount of the liquidation preference in respect of all outstanding shares of Series A Preferred Stock, Holders participate pari passu with the holders of the common stock (on an as-if-converted-to-common-stock basis) in our net assets.
Voting and Consent Rights
The Series A Preferred Stock will have the right to vote on all matters submitted for a vote of the holders of the common stock, voting together as a single class with the common stock. Each Holder will be entitled to cast a number of votes per share equal to the number of shares of common stock into which a share of Series A Preferred Stock is convertible. In addition, we may not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Series A Preferred Stock: (a) alter, amend or repeal any provision of our Certificate of Incorporation if it would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely, (b) alter, amend, or repeal the Certificate of Designation, or (c) increase the authorized number of shares of Series A Preferred Stock or authorize the issuance of additional shares of Series A Preferred Stock.
Election of Directors and Vacancies
Subject to the rights of any series of preferred stock then outstanding to elect additional directors under specified circumstances, the directors on the Board will be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.
Under the Bylaws, except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. Subject to the rights of holders of any series of preferred stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring on the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth below.
Subject to the rights, if any, of the holders of any series of preferred stock then outstanding to elect directors and to fill vacancies in the Board relating thereto, any and all vacancies in the Board, however occurring, including, without limitation, by reason of an increase in the size of the Board, or the death, resignation, disqualification or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of preferred stock then outstanding to elect directors, when the number of directors is increased or decreased, the Board shall, subject to the Certificate of Incorporation, determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.
Quorum
Except as otherwise provided by applicable law, the Certificate of Incorporation or the Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If less than a quorum is present at a meeting, the stockholders representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Listing of Securities
Our common stock is listed on Nasdaq under the symbol “RKLB.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC.
Anti-takeover Effects of the Certificate of Incorporation and the Bylaws
The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of our Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our Company to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
The Certificate of Incorporation provides that holders of our common stock may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of our stockholders called in accordance with the Bylaws. The Bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
The Bylaws provide for advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Amendment to Certificate of Incorporation and Bylaws
We may amend or repeal any provision contained in the Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, subject to the rights of any outstanding series of preferred stock, but in addition to any vote of the holders of any class or series of our stock required by law, (i) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of our capital stock entitled to vote on such amendment, voting together as a single class, and (ii) the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of each class entitled to vote thereon as a class will be required to amend or repeal certain provisions of the Certificate of Incorporation.
Our Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by our Board shall require the approval of a majority of the directors on our Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of our stock required by applicable law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of our capital stock entitled to vote on such amendment, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws, provided that, if our Board recommends that the holders of our capital stock approve any amendment or repeal of the Bylaws at a meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of our capital stock entitled to vote on such amendment or repeal, voting together as a single class.
Delaware Anti-Takeover Statute
Section 203 of the Delaware General Corporation Law (the “DGCL”) provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
(1)the board of directors approves the acquisition of stock resulting in such person becoming an interested stockholder or the business combination before the time that the person becomes an interested stockholder;
(2)upon consummation of the transaction resulting in such person becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the business combination commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
(3)the business combination is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.

Limitations on Liability and Indemnification of Officers and Directors
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, our Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following (i) any breach of a director’s duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws provide that: (i) we are required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) we may indemnify our other employees and agents as set forth in the DGCL; (iii) we are required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.
We have entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving one of our directors or executive officers for which indemnification is sought.
The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between us and each of its directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. We currently carries liability insurance for our directors and officers. Certain of our directors are also indemnified by their employers with regard to service on our Board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Exclusive Jurisdiction of Certain Actions
The Certificate of Incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of ours to us or our stockholders; (iii) any action asserting a claim against us or any current or former director, officer or other employee or stockholder of ours arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws; or (iv) any action asserting a claim against us or any current or former director, officer or other employee or stockholder of ours governed by the internal affairs doctrine.
In addition, the Certificate of Incorporation requires that, unless we consent in writing to the selection of an alternative forum, the federal district courts of United States shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
•do not limit the amount of debt securities that we may issue;
•allow us to issue debt securities in one or more series;
•do not require us to issue all of the debt securities of a series at the same time; and
•allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.
Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under the section titled “—Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•the title of the debt securities and whether they are senior or subordinated;
•any limit upon the aggregate principal amount of the debt securities of that series;

•the date or dates on which the principal of the debt securities of the series is payable;
•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;
•the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;
•the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;
•the right, if any, to extend the interest payment periods and the duration of such extension;
•the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;
•our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the form of the debt securities of the series including the form of the Certificate of Authentication for such series;
•if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;
•whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;
•any additional or alternative events of default to those set forth in the indenture;
•any additional or alternative covenants to those set forth in the indenture;
•the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;
•if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;
•the applicability of any guarantees;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).
We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
•either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and
•an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;
•default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;
•default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;
•bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
•any other event of default provided with respect to a particular series of debt securities.
If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
•all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.
The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•is in conflict with any law or the applicable indenture;
•may involve the trustee in personal liability; or

•may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.
Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).
We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;
•to comply with the covenant described above under “—Merger, Consolidation or Sale of Assets;”
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add events of default for the benefit of the holders of all or any series of debt securities;
•to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;
•to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;
•to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;
•to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or
•to conform the applicable indenture to this “—Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.
Subordination
Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and
•we have paid or caused to be paid all other sums payable.
Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the periods during which, and places at which, the warrants are exercisable;
•the manner of exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreement and warrants may be modified;
•federal income tax consequences of holding or exercising the warrants;

•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement;
•the price or prices at which such units will be issued;
•the applicable United States federal income tax considerations relating to the units;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under the “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;
•to correct or supplement any defective or inconsistent provision; or
•to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
•reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.
Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.
These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Delaware law.
Form, Exchange and Transfer
We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
•Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
•Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
•If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.
Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling securityholders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register the resale of their securities. If this prospectus is used by selling securityholders for the resale of any securities registered under this registration statement, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION
We or any selling securityholders may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale or any other method permitted by law.
In addition, we may sell securities in “at-the market” offerings (as defined in Rule 415 under the Securities Act of 1933).
Either we or the selling securityholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, either we or the selling securityholders will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods, including block trades, or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling securityholders will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and the names of the underwriters or agents and the terms of the related agreement will be set forth in the prospectus supplement relating to such offering.

In connection with the offering of securities, we or the selling securityholders may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the selling securityholders grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we or the selling securityholders will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us or the selling securityholders to indemnification by us or the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we or the selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling securityholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the selling securityholders and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in “at the market” offerings to or through a market maker or into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling securityholders or borrowed from us or the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Redwood City, California.
EXPERTS
The financial statements of Rocket Lab USA, Inc. incorporated by reference in this Prospectus, and the effectiveness of Rocket Lab USA, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding us. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rocketlabusa.com. Our website and the information contained or connected to our website is not a part of this prospectus or any prospectus supplement and is not incorporated by reference in this prospectus or any prospectus supplement.
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act with respect to the securities offered by this prospectus and the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and the applicable prospectus supplement, you should read the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus and the applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K) until the offering of the securities under the registration statement is terminated or completed:
•Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;
•Current Report on Form 8-K filed with the SEC on January 10, 2025; and
•The description of our capital stock contained on Form 8-A filed on September  24, 2020, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on February 27, 2025 including any amendments or reports filed for the purpose of updating such description.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by contacting us at the following address and telephone number:
Rocket Lab USA, Inc.
3881 McGowen Street
Long Beach, California 90808
Attention: Corporate Secretary
(714) 465-5737
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.rocketlabusa.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
We have not authorized anyone to provide you any information other than that contained or incorporated by reference into this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to $1,000,000,000
Common Stock

PROSPECTUS SUPPLEMENT

(listed in alphabetical order)
BofA Securities	BTIG	Cantor
Citizens Capital Markets	Deutsche Bank	Goldman Sachs & Co. LLC
KeyBanc Capital Markets	Morgan Stanley	Needham & Company
Roth Capital Partners		Stifel
March 17, 2026